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                                   EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements No. 333-110673 on Form S-3 of our reports dated February 23, 2005 relating to the financial statements and financial statement schedules of Alexander's, Inc. and management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Alexander's, Inc. for the year ended December 31, 2004.

Deloitte & Touche LLP
Parsippany, New Jersey
February 24, 2005